Exhibit 99.1

Pieris Pharmaceuticals Appoints James Geraghty to its Board of Directors

BOSTON, MA — (Marketwired) – 05/22/2016 — Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for cancer, respiratory and other diseases, announced today that James Geraghty has joined the Company’s Board of Directors, bringing the total number of directors to eight.

Mr. Geraghty is an industry leader with 30 years of strategic and leadership experience, including more than 20 years as a senior member of executive teams at biotechnology companies developing and commercializing innovative therapies. Until 2016, Mr. Geraghty was an Entrepreneur in Residence at Third Rock Ventures, a leading biotech venture and company-formation fund, and previously served as Senior Vice President, North America Strategy and Business Development at Sanofi, which he joined upon its acquisition of Genzyme. Mr. Geraghty spent 20 years at Genzyme, where his roles included Senior Vice President International Development, President of Genzyme Europe, and General Manager of Genzyme’s cardiovascular business. Mr. Geraghty also oversaw Genzyme’s Humanitarian Assistance for Neglected Diseases (HAND) program, under which the company supported innovative development programs on a non-commercial basis. Mr. Geraghty is Chairman of the Board of Idera Pharmaceuticals and Juniper Pharmaceuticals and serves on the Board of Voyager Therapeutics and Fulcrum Therapeutics. He is also a member of the BIO Ventures for Global Health Board of Directors. He started his career in healthcare strategy consulting at Bain and Company. A graduate of the Yale Law School, Mr. Geraghty holds a M.S. from the University of Pennsylvania and a B.A. from Georgetown University.

Commenting on the announcement Mr. Geraghty stated, “with the upcoming advancement of Pieris’ lead immuno-oncology and respiratory drug candidates into the clinic and its recent strategic partnerships, Pieris is poised to make significant contributions to patients with critical unmet medical needs. I look forward to working with Steve and the rest of the team during this exciting time for Pieris.”

“It’s a great pleasure to welcome Jim to the Pieris board,” said Stephen Yoder, President and CEO of Pieris. “I’m confident Jim’s strong life sciences pedigree and extensive background in company building will positively impact our Company as we continue our strong growth trajectory.”

About Pieris Pharmaceuticals:

Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin® protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor microenvironment, an inhaled Anticalin protein to treat uncontrolled asthma and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin is a registered trademark of Pieris. For more information, visit www.pieris.com.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; the timing and progress of our studies, our liquidity and ability to fund our future operations; our ability to achieve certain milestones and receive future milestone or royalty payments; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q.

Contacts at Pieris:

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Lance Thibault	Thomas Hoffmann
Acting Chief Financial Officer	+1-646-378-2931
+1-857-246-8998	thoffmann@troutgroup.com
thibault@pieris.com

Media Inquiries:
Mario Brkulj
+49-175-5010575 mbrkulj@macbiocom.com

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